UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2014

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue 38th Floor New York, NY 10022
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 293-1836

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with sales of 921,085 shares in the aggregate of common stock of Liquid Holdings Group, Inc. (the “Company”), representing 3.76% of the Company’s total issued and outstanding common stock as of January 29, 2014 (the “Issued and Outstanding”) by certain of the Company’s shareholders (the “Selling Shareholders”) in privately negotiated transactions with third parties, the Selling Shareholders have entered into lock-up agreements with the Company in respect of their remaining shares of common stock. Pursuant to the terms of the lock-up agreements, the Selling Shareholders have agreed with the Company that, without the prior written consent of the Company and in each case subject to certain exceptions: (i) during the period beginning on January 30, 2014 through and including July 30, 2014, certain of the Selling Shareholders will not sell 724,662 shares of common stock or securities convertible into or exchangeable or exercisable for common stock, representing 2.96% of the Issued and Outstanding; (ii) during the period beginning on January 30, 2014 through and including October 30, 2014, certain other of the Selling Shareholders will not sell 2,081,351 shares of common stock or securities convertible into or exchangeable or exercisable for common stock, representing 8.50% of the Issued and Outstanding; and (iii) during the period beginning on January 30, 2014 through and including January 30, 2015, certain other of the Selling Shareholders will not sell 2,161,739 shares of common stock or securities convertible into or exchangeable or exercisable for common stock, representing 8.83% of the Issued and Outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.
(Registrant)

	By:	/s/ Kenneth Shifrin
Kenneth Shifrin
Chief Financial Officer
Date: January 30, 2014